FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
1347 CAPITAL CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Larry G. Swets, Jr. and Gordon G. Pratt, (together the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Special Meeting of Stockholders of 1347 Capital Corp. (the “Company”), to be held on _______, 2016 at ______ a.m., Eastern Time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 and 5.

Please mark vote as indicated in this example **X**

1) To approve and adopt an agreement and plan of merger, dated as of March 23, 2016, as may be amended (the "Merger Agreement"), by and among the Company, Limbach Holdings LLC, a Delaware limited liability company ("Limbach"), and FdG HVAC LLC, a Delaware limited liability company ("FdG"), solely in its capacity as the Limbach Holders' Representative under the Merger Agreement; — FOR ☐ AGAINST ☐ ABSTAIN ☐

Intention to Exercise Conversion Rights: If you intend to exercise your conversion rights please check this box. Checking this box, however, is not sufficient to exercise your conversion rights. You must comply with the procedures set forth in the definitive proxy statement under the heading "Conversion Rights" — INTENTION TO EXERCISE CONVERSION RIGHTS ☐

Stockholder Certification: I hereby certify that I am not acting in concert, or as a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of Common Stock of the Company owned by me in connection with the proposed business combination between the Company, Limbach and FdG — STOCKHOLDER CERTIFICATION ☐

2) To approve the following amendments to the Company's amended and restated certificate of incorporation, each of which would be effected by the filing of a second amended and restated certificate of incorporation:

Proposal	FOR	AGAINST	ABSTAIN
2a. to change our name to "Limbach Holdings, Inc." and remove certain provisions related to our status as a blank check company, among other things;	☐	☐	☐
2b. to increase the number of authorized shares from 11,000,000 to 101,000,000, of which 100,000,000 will be common stock, par value $0.0001 per share, and 1,000,000 will be preferred stock, par value $0.0001 per share;	☐	☐	☐
2c. authorize the board of directors, or any authorized committee of the board of directors, to issue shares of preferred stock;	☐	☐	☐
2d. to specify that the number of directors will be fixed by resolution of the board of directors acting by not less than a majority vote of the directors then in office, to require that the directors may only be removed for cause by a vote of the majority of then outstanding shares of the Company, and that if rights to elect directors are granted to the holders of preferred stock, the terms of such directors' terms in office are separately governed by the terms of such preferred stock;	☐	☐	☐
2e. to provide that stockholders may not act by written consent;	☐	☐	☐
2f. to provide that special meetings of the stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer or the board pursuant to a resolution adopted by the board;	☐	☐	☐
2g. to elect for the Company to not be subject to Section 203 of the Delaware General Corporation Law;	☐	☐	☐
2h. to adopt Delaware as the exclusive forum for certain stockholder litigation;	☐	☐	☐
2i. to provide that the corporate opportunity doctrine will apply to our officers or directors and their affiliates; and	☐	☐	☐
2j. to provide that a minimum of 2/3 of the outstanding shares of capital stock of the Company will be required to amend the proposed certificate;	☐	☐	☐

3) To elect six directors to serve on the board of directors of the Company:

Charles A. Bacon, III (Class A director), David S. Gellman (Class A director),

Larry G. Swets, Jr. (Class A director), Norbert W. Young (Class B director),

S. Matthew Katz (Class C director), Gordon G. Pratt (Class C director);

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐ ______________

Proposal	FOR	AGAINST	ABSTAIN
4) To approve and adopt the 1347 Capital Corp. 2016 Omnibus Incentive Plan; and	☐	☐	☐
5) To adjourn the special meeting, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes to approve one or more proposals presented to stockholders for vote or the Company determines that one or more closing conditions under the Merger Agreement will not be satisfied.	☐	☐	☐

Date:______________________________, 2016

Signature______________________________

Signature (If held jointly)______________________________

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.